SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☑      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than Registrant)

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BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
33583 Woodward Avenue
Birmingham, MI 48009
(248) 723-7200
April 7, 2009
Dear Shareholder:
     I am pleased to invite you to attend the Birmingham Bloomfield Bancshares, Inc.’s 2009 annual meeting of shareholders on Monday, May 18, 2009. We will hold the meeting at 7:00 p.m. at the Birmingham Community House, 380 South Bates Street, Birmingham, Michigan.
     On the page following this letter, you will find the Notice of Meeting which lists the matters to be considered at the meeting. Following the Notice of Meeting is the proxy statement which describes these matters and provides you with additional information about our Company. Also enclosed you will find the Company’s 2008 Annual Report and your proxy card, which allows you to vote on these matters.
     Your vote is important. A majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Please complete and mail in your proxy card promptly, even if you plan to attend the meeting. You can attend the meeting and vote in person, even if you have sent in a proxy card.
     The Board of Directors recommends that shareholders vote FOR each of the proposals stated in the proxy statement.
     The rest of the Board and I look forward to seeing you at the meeting. Whether or not you can attend, we greatly appreciate your cooperation in returning the proxy card.
Sincerely,
Robert E. Farr
President and Chief Executive Officer

BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
33583 Woodward Avenue
Birmingham, MI 48009
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	7:00 p.m., local time, on Monday, May 18, 2009

PLACE	Birmingham Community House 380 South Bates Street Birmingham, Michigan 48009

ITEMS OF BUSINESS	(1) To elect four Class I members of the Board of Directors with terms expiring in 2012.
(2) To transact such other business as may properly come before the Meeting.

ANNUAL REPORT	Our 2008 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

RECORD DATE	You can vote if you are a shareholder of record on March 20, 2009.

QUORUM	A majority of the shares of common stock must be represented at the meeting. If there are insufficient shares, the meeting may be adjourned.
April 7, 2009
Daniel P. O’Donnell, Secretary

SOLICITATION AND VOTING	4
Shareholders Entitled to Vote	4
Voting Procedures	4
Required Vote	5
Revoking a Proxy	5
List of Shareholders	5
Cost of Proxy Solicitation	5
Inspector of Election	5
Other Matters	6
GOVERNANCE OF THE COMPANY	6
Role and Composition of the Board of Directors	6
The Executive Committee	7
The Audit Committee	7
Audit Committee Financial Expert	7
The Nomination and Governance Committee	7
The Compensation Committee	8
Code of Ethics	8
Shareholder Communications with the Board	9
Directors’ Compensation	9
ITEM 1. ELECTION OF DIRECTORS	9
CLASS I – NOMINEES WHOSE TERMS WILL EXPIRE IN 2012	10
CLASS II – CONTINUING DIRECTORS WHOSE TERMS WILL EXPIRE IN 2010	10
CLASS III – CONTINUING DIRECTORS WHOSE TERMS WILL EXPIRE IN 2011	11
SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS, MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP	12
SECURITY OWNERSHIP OF SHAREHOLDERS HOLDING 5% OR MORE	13
EXECUTIVE COMPENSATION	14
Employment Agreements	14
401(k) Plan	15
Payments upon Termination/Change of Control	15
Outstanding 2008 Equity Awards	15
Transactions With Certain Related Persons	16
AUDIT COMMITTEE	17
Audit Committee Report	17
Audit Fees	18
Audit Related Fees	18
Tax Fees	18
All Other Fees	18
COMPLIANCE WITH SECTION 16	19
SHAREHOLDER PROPOSALS	19

BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
33583 Woodward Avenue
Birmingham, MI 48009
SOLICITATION AND VOTING
     We are sending you this Proxy Statement and the enclosed proxy card because the Board of Directors of Birmingham Bloomfield Bancshares, Inc. (the “Company” “we” or “us”) is soliciting your proxy to vote at the 2009 annual meeting of Shareholders (the “Annual Meeting”). This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 18, 2009.
This proxy statement and annual report to shareholders are available online at www.bankofbirmingham.net
     You are invited to attend our Annual Meeting on May 18, 2009 beginning at 7:00 p.m., local time. The Annual Meeting will be held at the Birmingham Community House, 380 South Bates Street, Birmingham, Michigan.
     This Proxy Statement and the enclosed form of proxy are being mailed starting on or about April 7, 2009.
Shareholders Entitled to Vote
     Holders of record of common stock of the Company at the close of business on March 20, 2009 are entitled to receive this notice. Each share of common stock of the Company is equal to one vote.
     There is no cumulative voting at the Annual Meeting.
     As of the record date, there were 1,800,000 common shares issued and outstanding.
Voting Procedures
     You can vote on matters to come before the meeting in one of two ways:
•	you can come to the Annual Meeting and cast your vote there; or

•	you can vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.
     You may also choose to vote for all of the nominees for Director and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for Director and FOR each of the proposals.
     The Board of Directors has selected Charles Kaye, Jr. and Charles T. Pryde as the persons to act as proxies on the proxy card.
     If you plan to attend the Annual Meeting and vote in person, you should request a ballot when you arrive. HOWEVER, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTOR OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY OR PROXY IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.

Required Vote
     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or nominee does not have discretionary authority to vote and has not received instructions from the beneficial owner.
     Once a quorum is achieved, a plurality of votes cast is all that is necessary for the election of Directors. Abstentions and broker “non votes” are not counted in determining the vote. As to all other matters that may come before the meeting, the affirmative vote of a majority of votes cast is necessary for the approval of such matters. Abstentions and broker “non votes” are again not counted for purposes of approving the matter.
Revoking a Proxy
     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:
•	you may send in another proxy with a later date;

•	you may notify the Company’s Secretary in writing at Birmingham Bloomfield Bancshares, Inc., 33583 Woodward Avenue, Birmingham, Michigan 48009; or

•	you may revoke by voting in person at the Annual Meeting.
     If you choose to revoke your proxy by attending the Annual Meeting, you must vote in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting alone will not constitute revocation of a proxy.
List of Shareholders
     A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders for any purpose related to the Annual Meeting at the Company’s offices at 33583 Woodward Avenue, Birmingham, Michigan for a period of ten days prior to the Annual Meeting. A list will also be available at the Annual Meeting itself.
Cost of Proxy Solicitation
     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, mail or telegram. We do not intend to engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies. The Company will also request persons, firms and corporations holding shares in their names for other beneficial owners to send proxy materials to such beneficial owners. The Company will reimburse these persons for their expenses.
Inspector of Election
     Your proxy returned in the enclosed envelope will be delivered to the Company’s transfer agent, Registrar and Transfer Company. The Board of Directors has designated Dan O’Donnell and Donald Copus to act as inspectors of election and to tabulate the votes at the Annual Meeting.

Other Matters
     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxies to vote the shares on such matters in their discretion.
GOVERNANCE OF THE COMPANY
Role and Composition of the Board of Directors
     Our Company’s Board of Directors is the ultimate decision making body of the Company, except for matters which law or our Articles of Incorporation requires the vote of shareholders. The Board of Directors selects the management of the Company which is responsible for the Company’s day to day operations. The Board acts as an advisor to management and also monitors its performance. Our Board of Directors has determined that each of William R. Aikens, Harry Cendrowski, Donald E. Copus, John M. Erb, Charles Kaye, Jr., Scott B. McCallum, Daniel P. O’Donnell, Charles T. Pryde, Walter F. Schwartz, Henry Spellman, and Thomas J. Wagner are independent as independence is defined in the NASDAQ’s listing standards, as those standards have been modified or supplemented.
     Members of the Board of Directors serve also as Directors of Bank of Birmingham (the “Bank”). The Bank is the Company’s wholly owned subsidiary. You will find a discussion of its activities in your Annual Report.
     During 2008, the Board of Directors met as the Company’s Board of Directors fourteen times. In addition, the Board of Directors has authorized seven Committees to manage distinct matters of the Company. These Committees are the Asset/Liability Management and Investment Committee (ALCO), the Audit Committee, the Compensation Committee, the Executive Committee, the Loan Committee, the Nomination and Governance Committee and the Special Committee. Membership on each of the Committees is set forth in the table below.

Nomination
							and	Special
Name	Board	Audit	ALCO	Compensation	Executive	Loan	Governance	Committee
William R. Aikens	X	X		X	X	X		X
Harry Cendrowski	X	X	X		X			X
Donald E. Copus	X					X	X
John M. Erb	X					X
Robert E. Farr	X		X		X	X
Charles Kaye, Jr.	X	X	X
Lance N. Krajacic, Jr.	X		X			X
Scott B. McCallum	X		X			X		X
Richard J. Miller	X
Daniel P. O’Donnell	X						X
Charles T. Pryde	X			X			X
Donald Ruff	X	X			X	X
Walter G. Schwartz	X		X				X	X
Henry G. Spellman	X		X	X	X	X	X	X
Thomas J. Wagner	X					X		X

Meetings in 2008	14	2	2	0	0	12	0	12

The Executive Committee
     The Executive Committee generally acts in lieu of the full board of directors between board meetings. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire board of directors.
The Audit Committee
     The Audit Committee is responsible for the annual appointment of the public accounting firm to be our outside auditors. The Committee is also responsible for the following tasks:
•	maintaining a liaison with the outside auditors;

•	reviewing the adequacy of internal controls;

•	reviewing with management and outside auditors financial disclosures of the Company; and

•	reviewing any material changes in accounting principles or practices used in preparing statements.
Audit Committee Financial Expert
     Our Board of Directors has determined that we have an Audit Committee financial expert, as defined by the Securities and Exchange Commission, serving on our Audit Committee. Harry Cendrowski is our Audit Committee financial expert, and he is independent as independence for audit committee members is defined in the NASDAQ’s listing standards, as those standards have been modified or supplemented.
The Nomination and Governance Committee
     The Nomination and Governance Committee identifies individuals to become board members and selects, or recommends for the board’s selection, director nominees to be presented for shareholder approval at the annual meeting of shareholders or to fill any vacancies.
     Our Board of Directors has adopted a written charter for the Nomination and Governance Committee, a copy of which is available to shareholders on our website, at http://www.bankofbirmingham.net. Each of the members of our Nomination and Governance Committee is independent as independence is defined in the NASDAQ’s listing standards, as those standards have been modified or supplemented.
     The Nomination and Governance Committee’s policy is to consider director candidates recommended by shareholders. Such recommendations must be made pursuant to timely notice in writing to:
Birmingham Bloomfield Bancshares, Inc.
33583 Woodward Avenue
Birmingham, Michigan 48009
     Article II, Section 6 of the Company’s Bylaws governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by or at the direction of the Board, to be made pursuant to timely notice in writing to the Company, as set forth in the Bylaws. To be timely, a shareholders’ notice must be delivered, or mailed, and received at the principal executive offices of the Company not less than 60 days nor more than 270 days prior to the meeting; provided, however, that in the event less than 30 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. No notice has been received by the Company in connection with the Annual Meeting. Each written notice of a shareholder nomination must set forth certain information specified in the Bylaws. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Bylaws.

     The Nomination and Governance Committee has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Nomination and Governance Committee uses a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nomination and Governance Committee and our then current needs, although the committee does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a shareholder. It is anticipated that nominees will be either existing directors or business associates of our directors or officers.
The Compensation Committee
     The Compensation Committee is responsible for establishing annual and long-term performance goals for the Chief Executive Officer and senior management. This Committee is also responsible for reviewing and making determinations concerning senior officers’ compensation and other incentive compensation programs. The committee makes recommendations to the board, but does not have the authority to establish compensation. The committee may utilize banking industry compensation surveys from time-to-time, but does not utilize compensation consultants in recommending compensation. For officers other than the President and Chief Executive Officer, the committee utilizes advice from the President and Chief Executive Officer in making its recommendation to the board. The committee is also responsible for reviewing and recommending that the Company’s Compensation Discussion and Analysis be included in this proxy statement.
     Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available to shareholders on our website at http://www.bankofbirmingham.net. Each of the voting members of our Compensation Committee is independent as independence is defined in NASDAQ’s listing standards, as those standards have been modified or supplemented.
Code of Ethics
     The Company has adopted a Code of Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:
•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commissions and in other public communications we make;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons named in the code; and

•	Accountability for adherence to the code.
     This Code of Ethics is attached to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as Exhibit 14. We have also posted it on our Web site at http://www.bankofbirmingham.net. We will provide to any person without charge, upon request, a copy of our Code of Ethics. Requests for a copy of our Code of Ethics should be made to our Secretary at 33583 Woodward Avenue, Birmingham, Michigan 48009. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our Web site at http://www.bankofbirmingham.net within five business days following the date of the amendment or waiver.

Shareholder Communications with the Board
     Our Board of Directors has a process for shareholders to send communications to the Board of Directors, its Nomination and Governance Committee or its Audit Committee, including complaints regarding accounting, internal accounting controls, or auditing matters. Communications can be sent to the Board of Directors, its Nomination and Governance Committee or its Audit Committee or specific directors either by regular mail to the attention of the Board of Directors, its Nomination and Governance Committee, its Audit Committee or specific directors, at our principal executive offices at 33583 Woodward Avenue, Birmingham, Michigan 48009. All of these communications will be reviewed by our Secretary (1) to filter out communications that our Secretary deems are not appropriate for our directors, such as spam and communications offering to buy or sell products or services, and (2) to sort and relay the remainder to the appropriate directors. We encourage all of our directors to attend the annual meeting of shareholders, if possible. We anticipate that all of our directors will attend our 2009 annual meeting of shareholders.
Directors’ Compensation
     We do not currently pay any cash compensation for service as a Company or Bank director. We may elect to compensate our directors through the payment of fees in the future, but have no plans to do so at this time.
2008 DIRECTOR COMPENSATION TABLE

				Nonqualified
				Deferred
	Fees Earned or			Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)
William R. Aikens	$0	$0	$0	$0	$0	$0
Harry Cendrowski	$0	$0	$0	$0	$0	$0
Donald E. Copus	$0	$0	$0	$0	$0	$0
John M. Erb	$0	$0	$0	$0	$0	$0
Charles Kaye, Jr.	$0	$0	$0	$0	$0	$0
Scott B. McCallum	$0	$0	$0	$0	$0	$0
Richard J. Miller	$0	$0	$0	$0	$0	$0
Daniel P. O’Donnell	$0	$0	$0	$0	$0	$0
Charles T. Pryde	$0	$0	$0	$0	$0	$0
Donald Ruff	$0	$0	$0	$0	$0	$0
Walter F. Schwartz	$0	$0	$0	$0	$0	$0
Henry G. Spellman	$0	$0	$0	$0	$0	$0
Thomas J. Wagner	$0	$0	$0	$0	$0	$0
ITEM 1. ELECTION OF DIRECTORS
     The Board of Directors is divided into three classes of three to six directors per class. Each class of directors is appointed to three-year terms. One class of directors will be up for election each year. This results in a staggered Board which ensures continuity from year to year. Four Class I directors will be elected at the Annual Meeting to serve a three-year term expiring at our Annual Meeting in 2012.
     The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the four nominees unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as director will continue in office until his or her successor has been elected, or until his death, resignation or retirement.
     The Board of Directors has proposed the following nominees for election as Class I Directors whose terms will expire in 2012: William R. Aikens, Harry Cendrowski, Lance N. Krajacic, and Thomas J. Wagner.

     The Board of Directors recommends a vote FOR the election of these nominees as Directors.
     We expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. The principal occupation and certain other information about the nominees is set forth below.
CLASS I — NOMINEES WHOSE TERMS WILL EXPIRE IN 2012

Name and Age as of	Position, Principal Occupation,
the Annual Meeting	Business Experience and Directorship
William R. Aikens 75	Director since 2006. Chairman/Owner, Whyco Finishing Technologies.

Harry Cendrowski 54	Director since 2006. Partner, Cendrowski, Selecky, P.C. (certified public accounting).

Lance N. Krajacic 48	Director since 2008. Chief Credit Officer and Chief Operations Officer for the Bank of Birmingham.

Thomas J. Wagner 63	Director since 2008. Retired President, TCF Bank.
CLASS II — CONTINUING DIRECTORS WHOSE TERMS WILL EXPIRE IN 2010

Name and Age as of	Position, Principal Occupation,
the Annual Meeting	Business Experience and Directorship
Donald E. Copus 52	Director since 2006. Chief Financial Officer, Magna Services Group, Ltd. (Hungry Howie’s Pizza franchisee).

Robert E. Farr 52	President and Chief Executive Officer and Director since 2006. Former Regional Director-Private Banking, TCF Bank (2001-2003).

Charles Kaye 85	Director since 2006. Charles Kaye, CPA. ( certified public accountants).

Scott McCallum 49	Director since 2006. Consultant, Resource Financial Institutions Group, Inc. (consulting & private equity investment).

Daniel P. O’Donnell 50	Director since 2006. Principal/Owner, Professional Furniture Services (furniture restoration).

Henry G. Spellman 65	Director since 2006. Retired-former Vice President-International Operations, Chrysler Financial Corporation.

CLASS III — CONTINUING DIRECTORS WHOSE TERMS WILL EXPIRE IN 2011

Name and Age as of	Position, Principal Occupation,
the Annual Meeting	Business Experience and Directorship
John M. Erb 54	Director since 2007. President, Edgemere Enterprises (real estate investment).

Charles T. Pryde 53	Director since 2006. Manager, Governmental Affairs Staff, Ford Motor Company.

Walter G. Schwartz 44	Director since 2006. Investment Advisor, Schwartz & Co. (investment management)

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS
MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

	Amount and
	Nature of Beneficial		Ownership
Name	Ownership		As a Percent of Class
William R. Aikens (Director)	34,960	(1)(3)	1.94%
Harry Cendrowski (Director)	19,360	(1)(4)	1.08%
Donald E. Copus (Director)	17,320	(1)(2)	0.96%
John M. Erb (Director)	3,000	(5)	0.17%
Robert E. Farr (Executive Officer and Director)	53,352	(1)(7)(10)	2.96%
Charles Kaye, Jr. (Director)	16,360	(1)(8)	0.91%
Lance N. Krajacic (Executive Officer and Director)	34,667	(6)(11)	1.93%
Scott B. McCallum (Director)	—		—
Richard J. Miller (Director)	19,360	(1)(4)	1.08%
Daniel P. O’Donnell (Director)	16,360	(1)(8)	0.91%
Charles T. Pryde (Director)	16,039	(1)(9)	0.89%
Walter G. Schwartz (Director)	16,360	(1)(8)	0.91%
Henry G. Spellman (Director)	19,360	(1)(4)	1.08%
Deborah A. Thompson (Executive Officer)	—		—
Thomas J. Wagner (Director)	3,500		0.19

All directors and executive officers as a group (15 persons)	269,998		15.00%

(1)	Includes organizer warrants to acquire 7,360 shares of common stock which are currently exercisable.

(2)	Includes shareholder warrants to acquire 1,660 shares of common stock which are currently exercisable.

(3)	Includes shareholder warrants to acquire 1,600 shares of common stock which are currently exercisable and 3,000 shareholder warrants which are currently exercisable and are held by Mr. Aikens’ wife.

(4)	Includes shareholder warrants to acquire 2,000 shares of common stock which are currently exercisable.

(5)	Includes 500 shareholder warrants which are currently exercisable.

(6)	Includes shareholder warrants to acquire 3,000 shares of common stock which are currently exercisable.

(7)	Includes shareholder warrants to acquire 770 shares of common stock which are currently exercisable and 2,000 shares and 400 shareholder warrants which are currently exercisable and are held by Mr. Farr’s wife and 1,650 shares and 330 shareholder warrants which are currently exercisable and are held by Mr. Farr’s children and 8,026 shares, 1,606 shareholder warrants and 7,036 organizer warrants which are currently exercisable and are held by a trust which Mr. Farr is trustee.

(8)	Includes shareholder warrants to acquire 1,500 shares of common stock which are currently exercisable.

(9)	Includes shareholder warrants to acquire 980 shares of common stock which are currently exercisable and 2,333 shares and 466 shareholder warrants which are currently exercisable and are held by Mr. Pryde’s wife.

(10)	Does not include options (non-vested) to purchase 30,000 shares of common stock to be issued from the approved 2006 Stock Incentive Plan.

(11)	Does not include options (non-vested) to purchase 8,333 shares of common stock to be issued from the approved 2006 Stock Incentive Plan.

SECURITY OWNERSHIP OF SHAREHOLDERS
HOLDING 5% OR MORE

NAME AND ADDRESS OF	NUMBER OF	PERCENT
BENEFICIAL OWNER	SHARES(1)	OF CLASS
Resource America, Inc 1845 Walnut Street, 10th Floor Philadelphia, Pennsylvania 19103	178,171	9.9%

(1)	Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”) under the Exchange Act, a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated shares.

EXECUTIVE COMPENSATION
The following table shows, for the year ended December 31, 2008 the cash compensation paid by the Company, as well as certain other compensation paid or accrued for the year, to the Chief Executive Officer and other executive officers (“Named Executive Officers”) who accrued compensation in excess of $100,000 in fiscal year 2008.
SUMMARY COMPENSATION TABLE ($)

						Nonqualified
						Deferred
Name and Principal				Stock	Option	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Earnings	Compensation	Total
Robert E. Farr President and CEO	2008	$135,000	$0	$0	$0	$0	$9,470 (1)	$144,470

Lance N. Krajacic EVP and Chief Credit Officer / Chief Operating Officer	2008	$125,000	$0	$0	$0	$0	$0	$125,000

(1)	Represents monthly automobile allowance of $750.00 per month and one month’s reimbursement of country club dues totaling $470.00 for January 2008. The membership was discontinued after that time.
Backgrounds of our Other Executive Officers
     In addition to the information about our Chief Executive Officer, Robert E. Farr which is set forth above, the following is information about the Company’s other executive officers:
     Lance N. Krajacic, Age 48, Mr. Krajacic is our Executive Vice President and Chief Credit Officer/Chief Operating Officer. Prior to joining the Company in 2006, he served as Senior Vice President and head of the Business Financial Services Group for TCF Bank in Michigan, since 1995. Prior to joining TCF Bank, he spent four years at Great Lakes Bancorp, where he headed the commercial loan division, and nine years at Michigan National Bank, where he managed a $40 million commercial loan portfolio.
     Deborah A. Thompson, Age 51. Ms. Thompson is our Chief Financial Officer. Prior to joining the Company in 2009, she served as the Chief Financial Officer and Chief Operations Officer of SOC Credit Union since 1991. Prior to joining SOC Credit Union, she spent eleven years with Michigan National Corporation as a Vice President and Regional Controller.
Employment Agreements
     Robert Farr and Lance Krajacic. Bank of Birmingham has entered into employment agreements with Messrs. Farr and Krajacic, each of which has a term of three years (with certain exceptions). Following the initial three year terms, the agreements automatically renew for one year, unless either party elects to terminate by sending written notice at least 30 days prior to the expiration of the then current term.
     Under the terms of the agreements, Mr. Farr receives a base salary of $135,000 per year, and Mr. Krajacic $125,000. Following the first year of the agreement, the base salaries are to be reviewed by the Bank’s board of directors and may be increased as a result of that review. Each of the executives is eligible to participate in any executive incentive bonus plan and all other benefit programs that the Bank has adopted. Each of the executives is also entitled to receive other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations and an automobile allowance. In addition, the Bank has agreed to provide term life insurance coverage for each of the executives for terms of not less than 10 years. In the case of Mr. Farr, the Bank has agreed to pay (or reimburse) Mr. Farr for country club membership fees of up to $500 per month and an automobile allowance of $750 per month.

     The employment agreements also provide for grants of stock options, the details of which are included in the 2008 Equity Awards table set forth below.
     The employment agreements contain customary non-competition and non-solicitation provisions that generally apply for a period of one year following the termination of the executive’s employment with the Bank.
     Finally, each of the employment agreements contains provisions which require various differing payments to the executives upon termination and/or a change in control. The payments are described in detail below under the caption, “Payments upon Termination/Change of Control.”
401(k) Plan
     The Bank has a 401(k) Plan in which substantially all employees may participate. The Bank may contribute to the 401(k) Plan at the discretion of the Board of Directors.
Payments upon Termination/Change of Control
     Under each named executive officer’s employment agreement, the executive officer is entitled to different payments and benefits depending upon the manner in which his employment terminates. If the executive is terminated for “Good Cause” (see below), or he resigns, dies or becomes disabled, then the agreement and the Bank’s obligations under it are automatically terminated; provided, however, in the case of death, the Bank is required to provide health insurance benefits to the executive’s spouse at its cost for the period permitted by the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”). The Company estimates the approximate value of this benefit to be provided to an executive’s spouse under this provision would be zero.
     If the Bank terminates the executive’s employment for any reason other than Good Cause (and the termination is not the result of a “Change of Control” (see below), then the executive is entitled to severance as follows:
1.	If the termination occurs after the first anniversary date, the executive is entitled to 6 months’ base salary.

2.	If the termination occurs after the second anniversary date, the executive is entitled to 12 months’ base salary.
     The Company estimates that if such termination had occurred on December 31, 2008, total compensation payable to Mr. Farr would be $135,000 and Mr. Krajacic $125,000. The amounts are payable in accordance with the Bank’s normal payroll procedures.
     “Good Cause” is defined under each executive’s agreement to include: (i) a breach of the agreement or gross negligence in performance there under; (ii) a failure to follow policy or engaging in unsafe or unsound banking practices; (iii) conviction of a misdemeanor involving moral turpitude or a felony; (iv) gross misconduct in the course of employment including, indecency, immorality, gross insubordination, dishonesty, harassment, use of illegal drugs, or fighting; (v) substantial unsatisfactory job performance; and (vi) prohibition from engaging in the business of banking by any regulator.
     Under each executive’s employment agreement, he has the right to terminate within 60 days following a Change of Control and receive as a lump sum, payment equal to 199% of his Base Amount, as defined in section 280G of the Internal Revenue Code. Such amount is also payable if the executive is terminated other than for Good Cause within 60 days following a Change of Control. The Company has also agreed to reimburse each executive for certain excise taxes that such executive may be subject to under section 280G (i.e. tax gross-up payments). In the case of Mr. Farr, the Company has also agreed to continue his automobile allowance for a period of 12 months.

     “Change of Control” is generally defined under each agreement as (1) a merger or consolidation of the Company or the Bank and the shareholders of the Company or the Bank, respectively immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation; (2) the sale or other disposition of all or substantially all of the assets of the Company or the Bank; (3) any person acquires beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities of the Company or the Bank; or (4) the individuals who were members of the Board of Directors of the Company (the “Current Board Members”) cease to constitute a majority of the Board of the Company or its successor; however, if the election or the nomination for election of any new director of the Company or its successor is approved by a vote of a two-thirds majority of the individuals who are Current Board Members, such new director shall be considered a Current Board Member.
     In accordance with recently adopted SEC rules and for illustrative purposes only, if on December 31, 2008 (i) the executive elected to terminate; or (ii) the Bank terminated the executive for any reason other than Good Cause as a result of Change of Control, the estimated sum of the compensation payable as a lump sum and the economic benefit of the acceleration of stock options to Mr. Farr would be $268,650 and Mr. Krajacic $248,750.
Outstanding Equity Awards
     The following table sets forth certain information concerning the stock options owned by the individuals named above in the summary compensation table as of December 31, 2008:
2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Un-exercisable	($)	Date
Robert E. Farr	20,000	30,000	$10.00	4/23/2017

Lance N. Krajacic	16,667	8,333	$10.00	4/23/2017

(2)	The Company issued 50,000 and 25,000 options to Messrs. Farr and Krajacic, respectively, at an exercise price of $10.00 per share. The options vest ratably (1/3rd per year) over a three-year period in the case of Mr. Krajacic and over a five year period in the case of Mr. Farr beginning 4/23/2008.
Transactions with Certain Related Persons
     The Bank makes loans to directors and executive officers from time-to-time in the ordinary course of business. The Bank’s current policy provides that:
•	In the case of banking transactions, each transaction will be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to us;

•	In the case of business transactions, each transaction will be on terms no less favorable than could be obtained from an unrelated third party; and

•	In the case of all related party transactions, each transaction will be approved by a majority of the directors, including a majority of the directors who do not have an interest in the transaction.
     The following is a summary of the business transactions in 2008 involving the Company and related persons:
     We have a continuing agreement with Schwartz Financial Group, an entity partially owned by director Walter Schwartz, to provide brokerage and certain other administrative services in connection with the 401(k) Plan that we offer our employees. Schwartz Financial Group receives a commission of 25 basis points on any brokerage transaction that it executes in connection with the Plan. These fees would be paid directly by the respective mutual fund companies involved in the trade and included in the mutual fund’s annual administrative expenses.
     Our board of directors believes that the above-described transaction is on terms no less favorable than could have been obtained from an unrelated third party.
AUDIT COMMITTEE
Audit Committee Report
     The Audit Committee is comprised of four directors. Each of the directors is independent, under the definition contained in Rule 4200(a)(15) of the NASDAQ’s listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available to shareholders on our website, at http://www.bankofbirmingham.net.
     In connection with the audited financial statements contained in the Company’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the Audit Committee reviewed and discussed the audited financial statements with management and Plante & Moran, PLLC. The Audit Committee discussed with Plante & Moran, PLLC the matters required to be discussed by the Statement on Auditing Standards Number 61, as amended (AICPA Professional Standards, Volume 1.AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Plante & Moran, PLLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
     Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
THE AUDIT COMMITTEE

1) William R. Aikens	2) Harry Cendrowski	3) Charles Kaye, Jr.	4) To be determined
     The Audit Committee of the Board of Directors has appointed Plante & Moran, PLLC to serve as our independent auditors for 2009. Representatives of Plante & Moran, PLLC will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

Audit Fees
     Audit fees and expenses billed to the Company by Plante & Moran, PLLC for the audit of the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007 and for review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q, are as follows:

2008	2007
$68,675	$57,825
Audit Related Fees
     Audit related fees and expenses billed to the Company by Plante & Moran, PLLC for fiscal years 2008 and 2007 for services related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees,” are as follows:

2008	2007
$0	$0
Tax Fees
     Tax fees and expenses billed to the Company for fiscal years 2008 and 2007 for services related to tax compliance, tax advice and tax planning, consisting primarily of preparing the Company’s federal and state income tax returns for the previous fiscal periods and inclusive of expenses are as follows:

2008	2007
$9,000	$7,400
All Other Fees
     Fees and expenses billed to the Company by Plante & Moran, PLLC for all other services provided during fiscal years 2008 and 2007 are as follows:

2008	2007
$10,310	$980
     In accordance with Section 10A(i) of the Exchange Act, before Plante & Moran, PLLC is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. None of the audit-related, tax and other services described in the table above were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. None of the time devoted by Plante & Moran, PLLC on its engagement to audit the Company’s financial statements for the year ended December 31, 2008 is attributable to work performed by persons other than Plante & Moran, PLLC employees.

COMPLIANCE WITH SECTION 16
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
     Based on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that all Directors and Executives of the Company filed all reports required on a timely basis pursuant to Section 16 of the Securities Exchange Act of 1934.
SHAREHOLDER PROPOSALS
     Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Shareholders of the Company, must be received at the principal executive offices of the Company, 33583 Woodward Avenue, P.O. Box 1248, Birmingham, Michigan 48009-1248, Attention: Secretary, no later than December 8, 2009. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the Company’s Proxy Statement and set forth on the form of proxy issued for the next annual meeting of shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested. Shareholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 7 of the Company’s Bylaws, which provides that to be properly brought before an annual meeting, business must be (i) by or at the direction of the Board of Directors or (ii) by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in the Bylaws. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Company. To be timely, a shareholders’ notice must be delivered, or mailed, and received at the principal executive offices of the Company not less than 60 days nor more than 270 days prior to the meeting; provided, however, that in the event less than 30 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. A shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) his or her name and address, as they appear on the Company’s books, (c) the class and number of shares of stock of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. No shareholder proposals have been received by the Company in connection with the Annual Meeting.
     Whether or not you plan to attend the Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy in the enclosed envelope.

By Order of the Board of Directors, Daniel P. O’Donnell, Secretary

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
REVOCABLE PROXY
BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 18, 2009
      The undersigned shareholder of Birmingham Bloomfield Bancshares, Inc. (the “Company”), revoking all previous proxies, hereby constitutes and appoints Charles Kaye and Charles Pride, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Monday, May 18, 2009 at 7:00 p.m., local time, at the Birmingham Community House, 380 South Bates Street, Birmingham, Michigan, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matter:

Please be sure to sign and date this proxy in the box below.	Date
Shareholder sign above	Co-holder (if any) sign above

			WITH-	FOR ALL
		FOR	HOLD	EXCEPT
		☐	☐	☐
1.	To elect four members of the Board of Directors
Class I - Term Expiring in 2012:

Harry Cendrowski, Thomas J. Wagner, William R. Aikens and Lance N. Krajacic.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	To transact such other business as may properly	☐	☐	☐
come before the Meeting

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DISCRETION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

éDetach above card, sign, date and mail in postage paid envelope provided.é
BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
è

     Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign full title. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.
NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.